Exhibit p

CODE OF ETHICS

OF

TREND TRADER, LLC

AND
TREND TRADER FUNDS

Effective __________, 2004

I.			INTRODUCTION

This Code of Ethics (“Code”) is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 204-2 thereunder, and Section 17 (j) of the Investment Company Act of 1940 (the “ICA”) and Rule 17j-1 thereunder, to effectuate the purposes and objectives of these provisions.  This Code applies to directors, trustees, officers and advisory employees of Trend Trader, LLC (“Trend Trader”) and Trend Trader Funds (the “Trust”) (collectively, such persons are referred to herein as “access persons”).  “Advisory employee” means:  (i) any employee of the Trust or of Trend Trader; and (ii) any natural person in a control relationship to the Trust or Trend Trader who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisers.  Such procedures are contained in this Code.  The Code also contains procedures with respect to personal securities transactions of all Trend Trader access persons.  These procedures cover transactions in a security in which the access person has a beneficial interest (as defined herein) or in accounts over which the access person exercises control as well as transactions by members of the access person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for Trend Trader or its agents or employees to employ any device, scheme, or artifice to defraud any client or prospective client or to engage in fraudulent, deceptive or manipulative practices.  Similarly, Section 17(j) of the ICA and Rule 17j-1 thereunder, prohibits access persons of Trend Trader and/or the Trust, in connection with the purchase and sale, directly or indirectly, by such person of a security held or to be acquired by the Trust from (i) employing any device, scheme or artifice to defraud the Trust, (ii) making any untrue statement of a material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading or (iii) engaging in fraudulent, deceptive or manipulative practices with respect to the Trust.  This Code contains provisions reasonably necessary to prevent access persons from engaging in acts in violation of the above standards and procedures reasonably necessary to prevent violations of the Code.

This Code, adopted by Trend Trader’s Managing Partner and the Board of Trustees of the Trust, is based upon the principle that access persons owe a fiduciary duty to, among others, Trend Trader’s clients and Trust shareholders to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with Trend Trader or the Trust and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.  This fiduciary duty includes the duty of the Compliance Officer of Trend Trader, Alex B. Seleznov, to report violations of the Code to Trend Trader’s senior management and the Trust’s Board of Trustees.

By complying with the Code, access persons can minimize Trend Trader’s, the Trust’s and their own personal exposure from potential violation of laws governing securities transactions and fiduciary relationships.  Adherence to the Code is a basic condition of employment by Trend Trader and, as applicable, the Trust.  Any questions about the Code or its applicability to a particular transaction should be directed to the Compliance Officer or a designated officer.

II.			TREND TRADER’S POLICY STATEMENT ON INSIDER TRADING

Trend Trader forbids any of its access persons from trading, either personally or on behalf of others, including accounts managed by Trend Trader, on material nonpublic information (as defined herein) or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”  Trend Trader’s policy applies to every access person of the firm and extends to activities within and outside their duties at the firm.  Any questions regarding Trend Trader’s insider trading safeguards should be referred to the Compliance Officer.

The term “insider trading” is not defined in the federal securities laws but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

	1.	trading by an insider while in possession of material nonpublic information; or

2.

trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

	3.	communicating material nonpublic information to others.

The concept of “insider” is broad.  It includes officers, trustees and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  Trend Trader may become a temporary insider of a company it advises or for which it performs other services.  For that to occur, the company must expect Trend Trader to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before Trend Trader will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that access persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

•		Is the information material?
	à	Is this information that an investor would consider important in making his or her investment decisions?
	à	Is this information that would substantially affect the market price of the securities if generally disclosed?
•		Is the information nonpublic?
	à	How and from whom has the information been obtained?
	à	To whom has this information been provided?
	à	Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic or if you have questions concerning whether the information is material and nonpublic, you should take the following steps:

1.	Report the matter immediately to the Compliance Officer or a designated officer.

2.	Do not purchase or sell the securities on behalf of yourself or others.

3.	Do not communicate the information inside or outside Trend Trader, other than to the Compliance Officer or a designated officer.

4.	After the Compliance Officer or a designated officer has reviewed the facts, you will be given appropriate instructions.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Trend Trader, except as provided above.  In addition, care should be taken so that such information is secure.  For example, files containing material, nonpublic or proprietary information should be sealed; access to computer files containing such information should be restricted.

The role of the Compliance Officer is critical to the implementation and maintenance of Trend Trader’s policies and procedures against insider trading.  Trend Trader’s Compliance Officer’s supervisory procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.  The strict observance of these procedures is vital since penalties for trading on or communicating material nonpublic information can be severe.  Apart from termination of employment with Trend Trader, an employee can be subject to the following penalties even if he or she does not personally benefit from the violation: civil injunctions, disgorgement of profits, jail sentences and substantial fines up to three times the profit gained or loss avoided.

To prevent insider trading, Trend Trader will supplement this discussion with timely information to familiarize its access persons with current developments and, when it has been determined that an access person of Trend Trader has material nonpublic information, implement measures to prevent dissemination of such information, and, if necessary, restrict access persons from trading the securities.

To detect insider trading, the Compliance Officer will review the personal trading activity reports (as described below) filed by each access person and the trading activity of accounts managed by Trend Trader.

III.			PROHIBITED TRANSACTIONS

1.	Certain Conduct.

No access person of Trend Trader or the Trust shall engage in any act, practice, or course of conduct which would violate the antifraud provisions of Section 206 of the Advisers Act or Section 17(j) of the ICA set forth above.  Nor shall any access person sell to or purchase from a client of Trend Trader (including the Trust) any security or other property, except securities approved by Mark A. Seleznov, Trend Trader’s Managing Partner.

2.	Disinterested Trustees of the Trust.

Disinterested trustees of the Trust must comply with Section III.1 and this Section III.2, but need not comply with the remainder of Section III.  No disinterested trustee of the Trust shall purchase or sell a security if such disinterested trustee knew or, in the ordinary course fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested trustee, such security was:  (i) purchased or sold by the Trust or Trend Trader on behalf of its clients or (ii) being considered by the Trust or Trend Trader on behalf of its clients for purchase or sale.  “Disinterested trustee” means a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the ICA.  All other access persons of Trend Trader or the Trust shall comply with the following.

3.	Conflicting Transactions.
No access person shall:
(a)

purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

(i) is “being actively considered for purchase or sale” by Trend Trader for the Trust or its other clients; or

(ii) is “being purchased or sold” by any client portfolio of Trend Trader, including the Trust.

		(b)	disclose to persons not employed by Trend Trader or the Trust the securities activities engaged in or contemplated for client portfolios of Trend Trader (including the Trust).

For purposes of this prohibition, the italicized terms have the following meanings:

A security is “being actively considered for purchase or sale” or is “being purchased or sold” when a recommendation to purchase or sell the security has been made and communicated by Mark Seleznov or other Trend Trader advisory personnel, which includes when Trend Trader has a pending “buy” or “sell” order with respect to a security and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.  “Purchase or sale of a security” includes the writing of an option to purchase or sell a security.

“Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  These rules, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security.  A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

4.	Gifts.

No access person shall accept any gift or other thing of more than $100 in value from any person or entity that does, or seeks to do, business with or on behalf of Trend Trader or any client of Trend Trader, including the Trust.  Gifts in excess of this value must either be returned to the donor or paid for by the recipient.  It is not Trend Trader’s intent to prohibit the everyday courtesies of business life; therefore, access persons may accept an occasional meal, theater ticket, entertainment, or sporting event that is an incidental part of a business meeting.

5.	Initial Public Offerings.

No access person or any member of his or her household may acquire any securities in an initial public offering.  This prohibition is necessary to preclude any possibility of such person profiting from his or her position with Trend Trader or the Trust, or Trend Trader’s relationships with its brokers.

6.	Private Placements.

No access person may purchase any securities in a private placement, without prior approval of the Compliance Officer or other designated officer.  In determining whether approval should be granted, the Compliance Officer should consider whether the investment opportunity should be reserved for the Trust or other clients of Trend Trader and whether the opportunity is being offered to an individual by virtue of his or her position with the Trust, Trend Trader or Trend Trader’s advisory relationship with any client.  Trend Trader must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons for at least five years after the end of the fiscal year in which the approval is granted.  Any access person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by Trend Trader of an investment in the issuer.  In such circumstances, Trend Trader’s decision to purchase securities of the issuer shall be subject to independent review by advisory personnel with no personal interest in the issuer.

7.	Service as a Director/Trustee.

No access person shall serve on the Board of Directors or Board of Trustees of any publicly traded company without prior authorization of Trend Trader’s senior management and the Trust’s Board of Trustees.  Any such authorization shall be based upon a determination that service on the board would be consistent with the interests of Trend Trader’s clients, including the Trust.  Where board service is approved, Trend Trader shall implement a “Chinese Wall” or other appropriate procedures to isolate such person from Trend Trader’s advisory personnel making decisions relating to that company’s securities.

IV.			PERSONAL SECURITIES TRANSACTIONS

1.	Pre-clearance.

Except as provided below, all access persons shall receive prior written approval from the appropriate persons as outlined on Exhibit D before purchasing or selling securities. See Exhibit D.

Securities, which are not being actively considered for purchase or sale (as defined in Section III) by Trend Trader or any client portfolio of Trend Trader, including the Trust, shall generally be entitled to clearance from the Compliance Officer (assuming the trade does not violate Trend Trader’s insider trading policy).

2.	Disclosure of Personal Holdings and Identification of Brokerage Accounts.

(a)

All access persons shall disclose to the Compliance Officer all personal securities holdings within 10 days of the later of commencement of employment or the effective date of this Code and thereafter on an annual basis as of December 31.  The initial report shall be made on the form attached as Exhibit A, and the annual report shall be submitted on Exhibit B to the Compliance Officer.  All personal securities transactions, which are pre-cleared according to this Code, must be conducted through brokerage accounts that have been identified to the Compliance Officer.

	(b)	Access persons must direct their brokers to deliver to the Compliance Officer copies of all confirmations and statements related to their brokerage accounts.

3.	Reporting of Personal Securities Transactions.
(a)

Every access person shall report to the Compliance Officer the information described in the next paragraph with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Section III) in the security provided, however, an access person shall not be required to make a report with respect to transactions for any account over which such person does not have any direct influence.

To assist an access person in determining whether he or she has a beneficial interest in a security, please review the examples attached as Appendix I.

(b)

Reports required to be made under this paragraph shall be made not later than 10 days after the end of the calendar quarter in which the transaction was effected.  Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected.  A report shall be made on the form attached as Exhibit C.  The form contains the following information:

		i.	the date of the transaction, the title, the interest rate and maturity date (if applicable), the security name, the ticker symbol and the number of shares or principal amount of the security;

		ii.	the initials of the Compliance Officer or other designated person who signed the “preclearance request” form;

		iii.	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition) and the security type (stock, bond, option, warrant, etc.);

		iv.	the price at which the transaction was effected and the aggregate amount of the transaction (shares multiplied by price);

		v.	the name of the broker, dealer, or bank with or through whom the transaction was effected; and

		vi.	the date that the report is submitted.

(c)

The report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(d)

Reports of personal securities transactions submitted to the Compliance Officer shall be confidential and shall be provided only to the officers and trustees of Trend Trader and the Trust and when necessary, Trend Trader’s or the Trust’s counsel or to regulatory authorities upon request.

4.	Compliance Review of Personal Securities Transaction Reports.

The Compliance Officer and senior management of Trend Trader shall review the duplicate brokerage statements and personal securities transactions reports submitted by access persons who are not disinterested trustees of the Trust to determine compliance with the personal trading restrictions in the Code.

5.	Short-Term Trading.

Access persons should be aware that short-term trading (i.e. within 60 days) may cause potential conflicts of interest with Trend Trader’s clients, including the Trust.  Where such trading indicates a pattern of abuse or an effort to capitalize on a market impact caused by a trade in one of Trend Trader’s client portfolios, the Compliance Officer (in consultation with other officers or counsel, if necessary) may decline to approve such transactions.

6.	Disinterested Trustees.

Disinterested trustees of the Trust are exempt from the preclearance requirements of Section IV.1 and the reporting requirements of Section IV.2 of this Code.  Disinterested trustees of the Trust are exempt from the reporting requirements of Section IV.3 of this Code unless such trustee, knew or, in the ordinary course of fulfilling his or her official duties as a disinterested trustee, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested trustee, such security was (a) purchased or sold by Trend Trader on behalf of its clients, including the Trust or (b) being considered by the Trend Trader on behalf of its clients, including the Trust, for purchase or sale.  Such transactions shall be reported to and monitored by the fund administrator, which at the time this Code was adopted, was UMB Fund Services, Inc.

V.	TRANSACTIONS EXEMPTED FROM PRE-CLEARANCE PROCEDURES

The following transactions and securities are exempt from the pre-clearance procedures described in Section IV:

	1.	Purchases or sales effected in any account over which the access person has no direct influence or control.

	2.	Purchases or sales which are not voluntary on the access person’s part (i.e., stock splits, recapitalizations, and mergers).

	3.	Purchases which are part of an automatic dividend reinvestment plan.

4.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

	5.	Municipal securities.

	6.	Listed index options and futures contracts (S&P 500 Index or DJIA).

	7.	Purchases and sales of options on broad stock indices.

	8.	Gifts to charitable organizations (shares of stock).

	9.	U.S. government securities.

	10.	Bank certificates of deposit or commercial paper.

	11.	Shares of open-end investment companies (mutual funds).

VI.	CONFLICTS OF INTEREST

Every access person of Trend Trader shall notify the Compliance Officer of any personal conflict or other relationship which may involve Trend Trader’s clients, including the Trust, such as the existence of any business or economic relationship between them.  Notification should be made at the time any such conflict arises and in the Initial Report (Exhibit A) and Annual Report (Exhibit B) filed with the Compliance Officer.  Disinterested trustees shall notify the fund administrator at the time any such conflict arises.

VII.	REPORTING OF VIOLATIONS TO TREND TRADER MANAGEMENT

	1.	The Compliance Officer shall promptly report to the Managing Partner of Trend Trader all apparent violations of this Code and the reporting requirements thereunder.

2.

When the Compliance Officer finds that a transaction otherwise reportable to senior management under paragraph one of this section could not reasonably be found to have resulted in a fraud, deceit, or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 under the ICA, the Compliance Officer may, in the Compliance Officer’s discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code in lieu of reporting the transaction to senior management.

3.

The Managing Partner of Trend Trader shall consider reports made to the Managing Partner hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed, including reprimands, fines or assessments, removal from office, or suspension or termination of employment.

VIII.	REPORTING TO THE BOARD OF TRUSTEES OF THE TRUST

	1.	The Compliance Officer and fund administrator shall prepare an annual report relating to this Code to the Board of Trustees of the Trust which shall:

		(a)	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

		(b)	identify any violations requiring significant remedial action during the past year;

		(c)	identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

		(d)	certify that Trend Trader and the Trust have adopted procedures reasonably necessary to prevent access persons from violating this Code.

	2.	The Compliance Officer and fund administrator shall prepare a quarterly report relating to this Code to the Board of Trustees of the Trust which shall:

		(a)	identify any violations during the previous quarter or state that no violations occurred during the pervious quarter; and

		(b)	identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practice, or developments in applicable laws or regulations.

IX.	RETENTION OF RECORDS

Trend Trader, on behalf of itself and the Trust, shall maintain this Code, a list of all persons required to make reports hereunder from time to time, a copy of each personal securities transaction report made by an access person, each memorandum and report made by the Compliance Officer hereunder, a record of known violations and actions taken as a result thereof and a record of any decision and the reasons therefor to approve the acquisition of securities under Section III.5 and Section III.6 of this Code in an easily accessible place for not less than 5 years.  Records relating to disinterested trustees and reports of the fund administrator hereunder shall be maintained by the fund administrator, on behalf of the Trust, in an easily accessible place for not less than 5 years.

X.	CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

Every access person shall certify annually on Exhibit B that he or she:

		(a)	has read and understands the Code and recognizes that he or she is subject thereto;

		(b)	has complied with the requirements of the Code; and

		(c)	has reported all conflicts of interest and personal securities transactions required to be reported pursuant to the requirements of the Code.

Exhibit p

Appendix I

CODE OF ETHICS

EXAMPLE OF BENEFICIAL OWNERSHIP

For purposes of the Code of Ethics, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  Examples of beneficial ownership under this definition include:

•

securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker or by a relative, executor, or administrator) or that you have pledged to another (as security for a loan, for example);

•

securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

•

securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children, or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust;

•

securities held by a trust of which you are the settlor, if you  have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

•

securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

•

securities held by a personal holding company controlled by you alone or jointly with others;

•

securities held by (i) your spouse (unless legally separated) or you and your souse jointly or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

•

securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

Appendix I

CODE OF ETHICS

EXAMPLE OF BENEFICIAL OWNERSHIP

You will not be deemed to have beneficial ownership of securities in the following situations:

•

securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership’s portfolio; or

•

securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not inclusive.  There are other circumstances in which you may be deemed to have a beneficial interest in a security.  Any questions about whether you have a beneficial interest should be directed to Trend Trader’s Compliance Officer, Alex B. Seleznov, or Trend Trader’s Managing Partner, Mark A. Seleznov.

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

To the Compliance Officer:

1.

I hereby acknowledge receipt of a copy of the Code of Ethics of Trend Trader, LLC (“Trend Trader”) and Trend Trader Funds (the “Trust”).

2.

I have read and understand the Code, and recognize that I am subject to the Code as an access person of Trend Trader and/or the Trust.

3.

I have provided to Trend Trader’s Compliance Officer the names and addresses of each investment account that I have with any broker-dealer, bank, or other firm and have directed such firms to deliver duplicate confirmations and statements to Trend Trader.

4.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve Trend Trader’s clients, including the Trust, such as any economic relationship between my transactions and securities held or to be acquired by Trend Trader’s clients or any other relationship (business or personal) between myself and any client of Trend Trader.

5.

As of the date below, I have a direct or indirect beneficial ownership in the following securities (attach additional sheets if necessary):

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:
Print Name:
Date:

*

This report must be completed within 10 days of the latter of commencement of employment or the effective date of the Code and submitted to the Compliance Officer.

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:
Print Name:
Date:

EXHIBIT A

CODE OF ETHICS

INITIAL REPORT

Name of Broker, Bank or other firm	Exact Name & # of Account	Address of Custodian	Direct or Indirect Beneficial Ownership	Requested to Send Duplicate Confirms and Statements Yes/No

Signature:
Print Name:
Date:

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

To the Compliance Officer:

1.

I have again read and understand the Code and certify that during the past year I have complied with the requirements of the Code, and I have reported to the Compliance Officer all securities transactions required to be reported under the Code.

2.

I have provided to Trend Trader’s Compliance Officer the names and addresses of each investment account that I have with any broker-dealer, bank, or other firm and have directed such firms to deliver duplicate confirmations and statements to Trend Trader.

3.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve Trend Trader’s clients, including the Trust, such as any economic relationship between my transactions and securities held or to be acquired by Trend Trader clients or any other relationship (business or personal) between myself and any client of Trend Trader.

4.

As of this year-end, I have a direct or indirect beneficial ownership in the following securities (attach additional sheets if necessary):

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:
Print Name:
Date:

* This report must be completed within 10 days after the calendar year-end and submitted to the Compliance Officer.

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

Name of Security and Ticker Symbol	Number of Shares Held	Account Name	Type of Interest (Direct or Indirect)

Signature:
Print Name:
Date:

EXHIBIT B

CODE OF ETHICS

ANNUAL REPORT

Name of Broker, Bank or other firm	Exact Name & # of Account	Address of Custodian	Direct or Indirect Beneficial Ownership	Requested to Send Duplicate Confirms and Statements Yes/No

Signature:
Print Name:
Date:

EXHIBIT C

REPORT OF QUARTERLY SECURITIES TRANSACTIONS

Name:

Title:

For Quarter Ending:

Security Name	Interest Rate	Maturity Date	Principal Amount	Ticker Symbol	Transaction Date	Comp. Officer	Buy/ Sell	Security Type	Broker	#Units	Aggregate Amount	Price	Acct.

* Including, but not limited to, purchases, sales, puts, calls, and exercise of warrants.

* This report is to include all of the access person’s transactions and all transactions in which the access person has a beneficial interest (as defined by the Code of Ethics).

* This report is to be completed within 10 days after the end of each calendar quarter and submitted to the Compliance Officer.

Signature of Access Person	Reviewed by Trend Trader Officer	Date of Report

EXHIBIT C Page 2
Security Name	Interest Rate	Maturity Date	Principal Amount	Ticker Symbol	Transaction Date	Comp. Officer	Buy/ Sell	Security Type	Broker	#Units	Aggregate Amount	Price	Acct.

Signature of Access Person	Reviewed by Trend Trader Officer	Date of Report

EXHIBIT C Page 3
Security Name	Interest Rate	Maturity Date	Principal Amount	Ticker Symbol	Transaction Date	Comp. Officer	Buy/ Sell	Security Type	Broker	#Units	Aggregate Amount	Price	Acct.

Signature of Access Person	Reviewed by Trend Trader Officer	Date of Report

EXHIBIT D

PRE-CLEARANCE REQUEST

Access Person:

Date:

I would like to purchase/sell the following securities:

Date	Security	Ticker	Buy/Sell	Shares	Broker	Price

1.

If any of the above securities are being sold, were they purchased

within the last 60 days?                        Yes   ☐       No   ☐

2.

Are any of the above securities currently being traded or are any of the above securities being “actively considered for purchase or sale” by Trend Trader or any client portfolio of Trend Trader, including the Trust.

Trading:

Date:

Traders may not sign to authorize their own transactions. The above securities are not currently being traded on behalf of fee-paying clients of Trend Trader nor does the trading desk have any knowledge of any of the securities being “considered for purchase or sale” by Trend Trader for client accounts.

Portfolio Manager:

Date:

Portfolio Managers may not sign to authorize their own transactions.  The above securities are not being “considered for purchase or sale” on behalf of fee-paying clients of Trend Trader based on the market price of the security and Trend Trader’s current investment opinion.

APPROVED:

☐

DENIED:

☐

Trend Trader Officer:

Date:

An individual may not sign as both a Portfolio Manager and as an Officer of Trend Trader.  Trend Trader’s portfolio managers and traders have indicated that the above securities are not currently being traded on behalf of fee-paying clients of Trend Trader nor are the securities being “considered for purchase or sale” by Trend Trader for client accounts.

This form must be used to pre-clear personal securities transactions in all but exempt securities listed in Section V of the Code of Ethics.  Approved transactions must be placed the same day that approval is received; otherwise, a new request must be made.